Exhibit 10.2

ADDENDUM TO
INVENTORY FINANCING AND SECURITY AGREEMENT

Addendum Version:
1

Effective as of:
February 16, 2018
This version of the Addendum replaces any prior version.

This Addendum to Inventory Financing and Security Agreement (“Addendum”) forms part of the Inventory Financing and Security Agreement (the “Agreement”) by and among Ally Bank (Ally Capital in Hawaii, Mississippi, Montana and New Jersey), Ally Financial Inc. (collectively, the “Ally Parties”), and RMBL Missouri, LLC (the “Dealership” or “RMBL”), dated as of February 16, 2018, and is subject to the terms of the Agreement.

This Addendum can be amended or revised by the Ally Parties at any time by giving RMBL 10 days’ notice of any change, provided, however, that changes to terms that may otherwise by imposed under the Agreement without notice or on less than 10 days’ notice may be implemented immediately. Changes made to the Addendum by the Ally Parties do not constitute an amendment to the Agreement. In the event the terms of the Addendum differ from the terms of the Agreement (considered without reference to the Addendum), the terms contained in the Addendum control. Any term used in this Addendum but not defined herein has the meaning given to such term in the Agreement.

RMBL’s Credit Line is subject to the following terms and conditions:

USED MOTORCYLE CREDIT LINE:

Credit Line:	● $25,000,000 Note: At all times, the “Minimum Required Balance” under Credit Balance Agreement must be no less than 10% of Credit Line available to Dealership.
Advance Rate:	● Approved Auction: 100% ● Used Vehicles: 85% of NADA “clean” or Black Book “clean” wholesale value with no additions for options ● Minimum finance amount: $3,000 per unit
Conditions to Funding:
● Unit must be located at an Ally Approved Location
● Unit must be clearly tagged (or otherwise identified) as owned by RMBL
● Title must be assigned to “RMBL Missouri, LLC”
● Evidence of clear (lien free) title must be provided prior to funding
● Any units being re-floored need prior approval from the Ally Parties

Acquisition Fees:	● $100 per unit for floorplan amounts ≥ $3,000 and < $5,000 ● $25 per unit for floorplan amounts ≥ $5,000
Audit / Fees:	● Ally financed units must be available for physical inspection and audit on business days during normal business hours ● $100 audit fee per day, per location, per audit
Eligible Units:
● Motorcycles only
● Model Year: Current model year plus ten previous model years
● Mileage: Under 50,000 miles
● Engine capacity: at least 500 cc
● Must be legal for street use
● Eligible Brands: All motorcycle inventory brands listed with NADA
● No modified or conversion motorcycles

Curtailments (Principal Reduction Payments):
● Auction Units: 10% monthly principal reduction payments due for auction units on floorplan longer than 60 days; payment in full due at 180 days
● Non-Auction Units: 10% monthly principal reduction payments due for used (non-auction) units “over the counter” on floorplan longer than 90 days; payment in full at 180 days
● 10% payments are based on original outstanding balance

Release Period:
● The full principal balance is due no later than the next business day following:
(i) the sale of any unit; or
(ii) the transportation or removal (for any reason) of a unit from its assigned approved floorplan location; or
(iii) the Dealership no longer being in possession of the unit for any reason (it being understood that a unit in the possession of a third party transporter is not in the Dealership’s possession)

Titles:
● Evidence of clear (lien free) title must be provided prior to funding
● Title must be assigned to “RMBL Missouri, LLC”
● Titles must be held by RumbleOn / RMBL at their main operations location or at approved auction locations
● Titles for Ally financed units must be available for audit on business days during normal business hours (regardless of location)

Insurance Requirements:
● All outside insurance carriers must be approved by the Ally Parties
● Minimum insurance requirements are as follows:
o Comprehensive (theft, wind & hail, flood, earthquake etc.) must cover 100% of the wholesale outstandings; deductibles not to exceed $5,000 per vehicle/$10,000 aggregate per occurrence (wind & hail deductibles not to exceed $100,000 aggregate per occurrence).
o False Pretense Coverage (theft by prospective purchaser) must be in excess of $50,000.
o Collision must be obtained on all vehicles that will be driven (test drives, dealer trades, special events, demos, etc.) with deductibles not to exceed $2,500 per vehicle.
o Garage Liability coverage must be in a minimum amount of $500,000.
● These Insurance Requirements apply to RMBL regardless of insurance coverage available through auctions

Other Restrictions:
● No units may be used as Demonstrators
● No units may be used as Shop Rentals or otherwise loaned or leased to retail customers
● The Delayed Payment Privilege is not available to Dealership
● The Ally Parties reserve the right to establish concentration limits for each Approved Location

Agreed to as of the Effective Date first listed above.

Ally Financial Inc. By: /s/ Christian Kemp Name: Christian Kemp Title: Authorized Representative	RMBL Missouri, LLC By: /s/ Marshall Chesrown Name: Marshall Chesrown Title: Manager
Ally Bank By: /s/ Christian Kemp Name: Christian Kemp Title: Authorized Representative